EXHIBIT 5

                         BECKMAN, MILLMAN & SANDERS, LLP
                                ATTORNEYS AT LAW
                       116 JOHN STREET, NEW YORK, NY 10036
                                      ----
                            TELEPHONE: (212)406-4700
                            TELECOPIER (212)406-3750
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                                 HUNGARY OFFICE
                                  VACI UTCA 18
                             1052 BUDAPEST, HUNGARY
                            TELEPHONE: (361) 266-5987


                                                                  April 12, 1999

Alchemy Holdings, Inc.
3025 N.E. 188th Street
Miami, Florida 33180

Gentlemen:

     We refer to Amendment No. 1 to the registration statement on Form S-8 ("Amended Registration Statement") to be filed by Alchemy Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 200,000 shares of the common stock of the Company, par value $.001 per share (the "Shares"), which were issued to employees of the Company pursuant to its Employees Stock Payment Plan ("Plan") adopted by your Board of Directors on January 2, 1998.

     In our continued role as special counsel to the Company, we have advised the Company to amend its Plan (the amended plan as found as an exhibit to the Amended Registration Statement shall be referred to herein as the "Amended Plan") to more accurately reflect the nature of the relationship between the Company and Cigarette Racing Team, Inc. ("Cigarette"). It is our opinion that the Amended Plan, more accurately reflects the nature of the relationship between the Company and Cigarette, than the original plan. Furthermore, it continues to be our opinion that all necessary corporate proceedings by the Company were duly taken to authorize the issuance of the Shares pursuant to the Amended Plan, and that the Shares when issued under the Amended Plan, in accordance with its terms, were duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Amended Registration

Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Amended Registration Statement under the provisions of the Act.



                                           BECKMAN, MILLMAN & SANDERS, LLP



                                           By:____________________________
                                           Steven A. Sanders